Exhibit 16.1


                       TOURVILLE, SIMPSON & CASKEY, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 1769
                         COLUMBIA, SOUTH CAROLINA 29202

                            TELEPHONE (803) 252-3000
                               FAX (803) 252-2226

WILLIAM E. TOURVILLE, CPA                                 MEMBER AICPA SEC AND
HARRIET S. SIMPSON, CPA, CISA, CDP                           PRIVATE COMPANIES
R. JASON CASKEY, CPA                                         PRACTICE SECTIONS
------------------
TIMOTHY R. ALFORD, CPA
W. CLAYTON HESLOP, CPA
TIMOTHY S. VOGEL, CPA


January 2 2003



Audit Committee
HCSB Financial Corporation
5201 Broad Street
Loris, South Carolina 29569


Dear Members:

As of the date of this letter, we hereby resign as auditors for HCSB Financial Corporation.

We have read Item 4 of the Form 8-K of HCSB Financial Corporation to be dated January 7, 2003 and to be filed with the Securities and Exchange Commission and agree with statements concerning our firm contained therein.


Very Truly Yours,

/s/ TOURVILLE, SIMPSON & CASKEY, L.L.P.

Tourville, Simpson and Caskey, L.L.P.